Exhibit 99.1
DemandTec Announces Fourth Quarter and Full Fiscal Year 2008 Financial Results
SAN CARLOS, Calif. — April 3, 2008 - DemandTec, Inc. (NASDAQ: DMAN) a leading provider of on-demand merchandising and marketing software services for retailers and consumer products companies, today announced financial results for the fourth quarter and full fiscal year 2008 ended February 29, 2008.
“During the fourth quarter and full fiscal year 2008, we delivered financial results that met or exceeded our guidance and, even more importantly, we continued to make progress against our three point growth strategy — winning new retailers, expanding our relationships with existing retailers and consumer products (CP) companies, and leveraging our strong presence with retailers to create and expand our relationships with their CP trading partners,” said Dan Fishback, President and Chief Executive Officer of DemandTec.
Fishback added, “From a long-term perspective, we are optimistic about DemandTec’s opportunity based on the strategic nature of the market we are serving, combined with our proven value proposition, expanding global presence, strong competitive position and SaaS business model that is based on recurring revenue. We plan to continue investing in our business during fiscal 2009 to solidify and extend our market leadership position, much as our industry leading customers seek to gain a strategic advantage during more challenging macroeconomic times. At the same time, we remain focused on cash flow generation for our stockholders.”
Fourth Quarter Financial Highlights
Revenue: Revenue was $17.4 million in the fourth quarter of fiscal 2008, up 42% from $12.3 million in the fourth quarter of fiscal 2007 and 9% from $15.9 million in the third quarter of fiscal 2008.
Gross Profit: GAAP gross profit was $11.9 million in the fourth quarter of fiscal 2008. Non-GAAP gross profit, which excludes stock-based compensation expense and amortization of intangibles, was $12.4 million in the fourth quarter of fiscal 2008, up 57% from the fourth quarter of fiscal 2007 and representing a non-GAAP gross margin of 71.4%.
GAAP Operating and Net Loss: Loss from operations was $1.9 million in the fourth quarter of fiscal 2008, compared to a loss from operations of $1.3 million in the fourth quarter of fiscal 2007. Net loss attributable to common stockholders was $1.2 million, or ($0.04) per share, in the fourth quarter of fiscal 2008, compared to net loss attributable to common stockholders of $1.6 million, or ($0.24) per share, in the fourth quarter of fiscal 2007.
Non-GAAP Operating and Net Income/Loss: Non-GAAP income from operations, which excludes $2.3 million in stock-based compensation expense and $241,000 in amortization of intangibles, was $659,000 in the fourth quarter of fiscal 2008, compared to a non-GAAP operating loss of $792,000 in the fourth quarter of fiscal 2007. Non-GAAP net income attributable to common stockholders was $1.3 million, or $0.04 per diluted share, in the fourth quarter of fiscal 2008, compared to a non-GAAP net loss attributable to common stockholders of $1.1 million, or ($0.17) per diluted share, in the fourth quarter of fiscal 2007.
Cash: Cash, cash equivalents and marketable securities at the end of the fiscal year totaled $75.9 million, an increase of approximately $1.8 million from the end of the third quarter of fiscal 2008. The increase in cash, cash equivalents and marketable securities was primarily attributable to cash generated from operations in the fourth quarter. For the full fiscal year 2008, the company generated $11.2 million in cash flow from operations and invested $4.1 million in capital expenditures, resulting in free cash flow of $7.1 million for the fiscal year.
Full Fiscal Year 2008 Financial Highlights
Revenue: Revenue was $61.3 million for the full fiscal year 2008, up 41% from $43.5 million in fiscal year 2007.
Gross Profit: GAAP gross profit was $40.8 million for the full fiscal year 2008. Non-GAAP gross profit, which excludes stock-based compensation expense and amortization of intangibles, was $42.7 million for the full fiscal year 2008, up 45% from fiscal year 2007 and representing a non-GAAP gross margin of 69.7%.
GAAP Operating and Net Loss: Loss from operations was $5.6 million for the full fiscal year 2008, compared to a loss from operations of $984,000 for the full fiscal year 2007. Net loss attributable to common stockholders was $4.5 million, or ($0.25) per diluted share, for fiscal year 2008, compared to net loss attributable to common stockholders of $1.5 million, or ($0.28) per diluted share, for fiscal year 2007.
Non-GAAP Operating and Net Income/Loss: Non-GAAP income from operations, which excludes $5.3 million in stock-based compensation expense and $968,000 in amortization of intangibles, was $742,000 for the full fiscal year 2008, compared to a non-GAAP operating loss of $330,000 for fiscal year 2007. Non-GAAP net income attributable to common stockholders was $1.8 million, or $0.08 per diluted share, for fiscal year 2008, compared to a non-GAAP net loss attributable to common stockholders of $894,000, or ($0.16) per diluted share, for fiscal 2007.
Mark Culhane, Chief Financial Officer of DemandTec, stated, “During fiscal 2008, DemandTec delivered revenue growth of over 40%, while the growth in our cash flow evidenced the scalability potential inherent in our business model. In particular, cash flow from operations grew 115% year-over-year and represented 18% of revenue, while free cash flow grew 146% year-over-year and represented 12% of revenue.”
Conference Call Information
DemandTec will host a conference call today, April 3, 2008, at 5:00 p.m. EST (2:00 p.m. PST) to discuss the Company’s financial results and financial guidance. To access this call, dial 303-262-2131 with passcode 11110289. A replay of this conference call will be available through April 10, 2008, at 800-405-2236. The replay passcode is 11110289#. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site (www.demandtec.com) and a replay will be archived on the Web site as well.
About DemandTec
DemandTec’s on-demand merchandising and marketing software services empower retailers and consumer products companies to optimize strategic decisions and collaborate in order to achieve their revenue, profitability and sales volume objectives. DemandTec (NASDAQ: DMAN) has managed more than one million trade promotion deals between retailers and their manufacturer partners. DemandTec customers include leading retailers such as Advance Auto Parts, Best Buy, Circle K Stores, Delhaize America, Giant-Carlisle, H-E-B Grocery Co., Monoprix and Safeway, as well as more than 100 consumer products companies. For more information, please visit www.demandtec.com.

Forward-Looking Statements
This press release contains forward-looking statements regarding DemandTec’s expectations, hopes, plans, intentions or strategies, including statements about the company’s future financial performance, financial condition or results of operations, statements as to the plans of management for future operations, and statements as to management’s beliefs regarding the company’s target markets. We may, in some cases, use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” and similar expressions to identify these forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include changes in our pricing policies or those of our competitors, fluctuations in demand for our software, our ability to develop and implement in a timely manner new software and enhancements that meet customer requirements, any significant changes in the competitive dynamics of our market, including new entrants or substantial discounting of products, general economic conditions in the retail and consumer products markets, the impact of a recession or other adverse economic conditions, and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact DemandTec’s business are set forth in DemandTec’s final prospectus dated August 8, 2007 filed with the SEC, as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future products, features or related specifications that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. DemandTec reserves the right to modify future product plans at any time.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables. We anticipate disclosing forward-looking non-GAAP financial information in our conference call to discuss our fourth quarter and full fiscal year 2008 results, including an estimate of non-GAAP operating income and net earnings per share for the first quarter and full year fiscal 2009 that excludes stock-based compensation expenses and amortization of purchased intangible assets. We cannot readily estimate our expected stock-based compensation expenses for these future periods as they depend upon such factors as our future stock price for purposes of computation.
A copy of this press release can be found on the investor relations page of DemandTec’s website at www.demandtec.com.

Contact:
Mark Culhane
EVP and CFO
DemandTec, Inc.
(650) 226-4600
Investor Contact:
Michael Kern
ICR
(617) 956-6731
michael.kern@icrinc.com
Media Contact:
Cassandra Moren
DemandTec, Inc.
(650) 226-4690
cassandra.moren@demandtec.com
DemandTec and the DemandTec logo are registered trademarks of DemandTec, Inc. All other trademarks used or mentioned herein are the property of their respective owners.
Source: DemandTec (DMAN)

	DemandTec, Inc.
	Consolidated Balance Sheets
	(in thousands)
	February 29,	February 28,
	2008	2007
Current assets:
Cash and cash equivalents	$43,257	$21,036
Short-term marketable securities	30,547	4,442
Accounts receivable, net of allowances	18,227	14,338
Prepaid expenses and other current assets	3,979	3,202

Total current assets	96,010	43,018

Marketable securities, noncurrent	2,085
Property, equipment and leasehold improvements, net	5,139	2,941
Goodwill	5,290	5,290
Acquired intangible assets	3,761	4,729
Other assets	1,329	817

Total assets	$113,614	$56,795

Current liabilities:
Accounts payable and accrued expenses	$6,969	$7,796
Deferred revenue, current	44,006	31,143
Debt, current	442	3,385
Other current liabilities	36	760

Total current liabilities	51,453	43,084

Deferred revenue, non-current	11,369	11,029
Debt, non-current	—	11,678
Other long-term liabilities	495	591

Total redeemable convertible preferred stock	—	49,073

Stockholders’ equity (deficit):
Convertible preferred stock	—	2,071
Common stock	122,725	7,210
Accumulated deficit	(72,428)	(67,941)

Total stockholders’ equity (deficit)	50,297	(58,660)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$113,614	$56,795

	DemandTec, Inc.
	Consolidated Statements of Operations
	(in thousands, except per share data)
			Three Months	Three Months
	Year Ended	Year Ended	Ended	Ended
	February 29,	February 28,	February 29,	February 28,
	2008	2007	2008	2007
Revenue	$61,270	$43,485	$17,404	$12,299
Cost of revenue	20,444	14,230	5,546	4,534

Gross profit	40,826	29,255	11,858	7,765

Operating expenses:
Research and development	22,445	15,340	6,709	4,743
Sales and marketing	17,290	12,108	4,974	3,440
General and administrative	6,292	2,673	1,938	749
Amortization of acquired intangible assets	360	118	89	88

Total operating expenses	46,387	30,239	13,710	9,020

Loss from operations	(5,561)	(984)	(1,852)	(1,255)

Other income (expense), net	1,542	(480)	821	(292)

Loss before provision for income taxes	(4,019)	(1,464)	(1,031)	(1,547)

Provision for income taxes	455	52	136	48

Net loss	(4,474)	(1,516)	(1,167)	(1,595)

Accretion to redemption value of preferred stock	13	32	—	8

Net loss attributable to common stockholders	$(4,487)	$(1,548)	$(1,167)	$(1,603)

Net loss per share — basic and diluted	$(0.25)	$(0.28)	$(0.04)	$(0.24)

Weighted shares used in per share calculation:
Basic and diluted	17,612	5,531	26,332	6,679

	DemandTec, Inc.
	Consolidated Statements of Cash Flows
	(in thousands)
			Three Months	Three Months
	Year Ended	Year Ended	Ended	Ended
	February 29,	February 28,	February 29,	February 28,
	2008	2007	2008	2007
Operating activities:
Net loss	($4,474)	($1,516)	($1,167)	($1,595)
Adjustments to reconcile net income to net cash
Depreciation	1,929	1,060	539	328
Stock-based compensation expense	5,335	333	2,270	223
Amortization of warrants issued in conjunction with debt	64	99	—	38
Revaluation of warrants to fair value	119	206	—	149
Amortization of acquired intangible assets	968	321	241	240
Amortization of financing costs	93	125	—	48
Acceleration of interest amortization upon early extinguishment of debt	504	—	—	—
Provision for accounts receivable	98	31	(28)	15
Other	(134)	(64)	(14)	(6)
Changes in operating assets and liabilities:
Accounts receivable	(3,927)	(11,099)	(657)	(6,116)
Prepaid expenses and other current assets	(1,149)	(187)	(488)	(72)
Deferred commissions	(317)	(1,135)	(203)	(1,576)
Other assets	(290)	(113)	(261)	138
Accounts payable and accrued expenses	(2,161)	515	(320)	1,133
Accrued compensation	1,392	700	336	543
Deferred revenue	13,203	15,954	2,777	11,635

Net cash provided by operating activities	11,253	5,230	3,025	5,125

Investing activities:
Purchases of property, equipment, and leasehold improvements	(4,127)	(2,336)	(1,151)	(894)
Purchase of marketable securities	(86,583)	(6,200)	(29,931)	(1,100)
Maturities of marketable securities	58,393	4,241	42,643	799
Acquisition of TradePoint, net of cash received	(1,358)	(3,649)	(33)	55

Net cash provided by (used in) investing activities	(33,675)	(7,944)	11,528	(1,140)

Financing activities:
Proceeds from issuance of common stock, net of repurchases, excluding initial public offering	376	633	92	112
Proceeds from the issuance of convertible preferred stock	—	65	—	—
Net cash proceeds from initial public offering	57,631	—	20	—
Decrease in liability associated with offering costs	—	—	(166)	—
Proceeds from advances on line of credit	—	3,000	—	—
Payments on line of credit	(3,000)	(2,303)	—	(85)
Proceeds from issuance of notes payable	—	10,000	—	—
Payment of term loan balloon interest	(400)	—	—	—
Payments of notes payable	(10,000)	—	—	—

Net cash provided by (used in) financing activities	44,607	11,395	(54)	27

Effect of exchange rate changes on cash and cash equivalents	36	67	(4)	(5)

Net increase in cash and cash equivalents	22,221	8,748	14,495	4,007
Cash and cash equivalents at beginning of period	21,036	12,288	28,762	17,029

Cash and cash equivalents at end of period	$43,257	$21,036	$43,257	$21,036

Supplemental information:
Cash paid for interest	$956	$780	$0	$257

Cash paid for income taxes	$320	$21	$120	$6

Common stock issued in connection with acquisition of TradePoint	$0	$4,085	$0	$4,085

Reclassification of deferred stock warrant from liability to additional paid-in capital	$712	$0	$0	$0

Issuance of warrants for common stock	$0	$171	$0	$0

Issuance of warrants for preferred stock	$0	$172	$0	$0

Deferred financing costs on note payable	$0	$400	$0	$0

Note payable to former TradePoint stockholders	$0	$1,800	$0	$1,800

Accretion to redemption value of preferred stock	$13	$32	$0	$8

Conversion of preferred stock to common stock and additional paid-in capital	$51,144	$0	$0	$0

	DemandTec, Inc.
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(in thousands, except per share data)
			Three Months	Three Months
	Year Ended	Year Ended	Ended	Ended
	February 29,	February 28,	February 29,	February 28,
	2008	2007	2008	2007
GAAP cost of revenue	$20,444	$14,230	$5,546	$4,534
Deduct:
Stock-based compensation	(1,261)	(41)	(422)	(20)
Amortization of purchased intangible assets	(608)	(203)	(152)	(152)

Non-GAAP cost of revenue	$18,575	$13,986	$4,972	$4,362

GAAP gross profit	$40,826	$29,255	$11,858	$7,765
Add back:
Stock-based compensation	1,261	41	422	20
Amortization of purchased intangible assets	608	203	152	152

Non-GAAP gross profit	$42,695	$29,499	$12,432	$7,937

GAAP gross margin	66.6%	67.3%	68.1%	63.1%
Add back:
Stock-based compensation	2.1%	0.1%	2.5%	0.2%
Amortization of purchased intangible assets	1.0%	0.4%	0.8%	1.2%

Non-GAAP gross margin	69.7%	67.8%	71.4%	64.5%

GAAP research & development expense	$22,445	$15,340	$6,709	$4,743
Deduct stock-based compensation	(1,824)	(62)	(997)	(38)

Non-GAAP research & development expense	$20,621	$15,278	$5,712	$4,705

GAAP sales & marketing expense	$17,290	$12,108	$4,974	$3,440
Deduct stock-based compensation	(1,367)	(74)	(537)	(38)

Non-GAAP sales & marketing expense	$15,923	$12,034	$4,437	$3,402

GAAP general & administrative expense	$6,292	$2,673	$1,938	$749
Deduct stock-based compensation	(883)	(156)	(314)	(127)

Non-GAAP general & administrative expense	$5,409	$2,517	$1,624	$622

	DemandTec, Inc.
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(in thousands, except per share data)
			Three Months	Three Months
	Year Ended	Year Ended	Ended	Ended
	February 29,	February 28,	February 29,	February 28,
	2008	2007	2008	2007
GAAP total operating expense	$46,387	$30,239	$13,710	$9,020
Deduct:
Stock-based compensation	(4,074)	(292)	(1,848)	(203)
Amortization of purchased intangible assets	(360)	(118)	(89)	(88)

Non-GAAP total operating expense	$41,953	$29,829	$11,773	$8,729

GAAP loss from operations	$(5,561)	$(984)	$(1,852)	$(1,255)
Add back stock-based compensation and amortization of purchased intangible assets	6,303	654	2,511	463

Non-GAAP income (loss) from operations	$742	$(330)	$659	$(792)

GAAP net loss attributable to common stockholders	$(4,487)	$(1,548)	$(1,167)	$(1,603)
Add back stock-based compensation and amortization of purchased intangible assets	6,303	654	2,511	463

Non-GAAP net income (loss) attributable to common stockholders	$1,816	$(894)	$1,344	$(1,140)

GAAP net loss per share, diluted	$(0.25)	$(0.28)	$(0.04)	$(0.24)
Add back stock-based compensation and amortization of purchased intangible assets	$0.33	$0.12	$0.08	$0.07

Non-GAAP net income (loss) per share, diluted	$0.08	$(0.16)	$0.04	$(0.17)

GAAP cash flow from operations	$11,253	$5,230	$3,025	$5,125
Deduct purchases of property, equipment and leasehold improvements	(4,127)	(2,336)	(1,151)	(894)

Non-GAAP free cash flow	$7,126	$2,894	$1,874	$4,231

Use of Non-GAAP Financial Measures
The accompanying press release dated April 3, 2008 contains non-GAAP financial measures. The above table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP cost of revenue, gross profit, gross margin, operating expenses, income (loss) from operations, net income (loss) attributable to common stockholders, and net income (loss) per share amounts.
Our non-GAAP financial measures generally exclude costs and expenses for (i) amortization of purchased intangible assets related to our acquisition of TradePoint, Inc. and (ii) stock-based compensation:
     Amortization of Purchased Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with our acquisition of TradePoint, Inc. over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from a prior acquisition, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.
     Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with equity incentives granted to employees, non-employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors may wish to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.